Exhibit 10.1

2012 Diodes (Chengdu) Package Testing Plant Construction Project

CONSTRUCTION DESIGN CONSULTING ASSIGNMENT AGREEMENT

Supplemental Agreement

Parties to the Supplemental Agreement (the “Supplemental Agreement”):

Diodes Technology (Chengdu) Company Limited (hereinafter referred to as Party A);

and

Lite-On Technology Corporation, Construction Management Department (hereinafter referred to as Party B)

Regarding the Construction Design Consulting Assignment Agreement (the “Original Agreement”) with service location in the Chengdu Hi-Tech Zone (West Park), Chengdu, Sichuan Province, China, signed by both parties, because of the external economic uncertainty, the delay of the overall construction schedule in support of Party A’s demand, and for other reasons, except for the delay of the first installment of the construction to meet Party A’s need, the contractual purchases and the construction for the latter two installments of installation and repair constructions and the equipment purchase and installation, shall be delayed until notified by Party A to restart the relevant construction operation. During this time period, the manpower for the service shall be adjusted in accordance with the construction needs.

Party A and Party B agree with respect to prolonging the service time period as a result of the delay of the construction schedule, manpower adjustments for the service and for other reasons, both parties shall revise the service time period, service fees and payment methods under the Original Agreement, and all other terms and conditions and related obligations and rights shall continue as they are under the Original Agreement signed by both parties.

The Original Agreement shall be revised as follows:

1.	Increase the Service Time Period and Adjustments to the Manpower Utilization:

a)	In accordance with Article 6, Section 1 of the Original Agreement, the service time period under the Original Agreement of July, 2012 to June, 2013 shall be revised to extend to until the month in which Party A notifies for the termination of service (or at the latest until the completion of the service for the construction of Diodes (Chengdu) 1A Package Testing Plant)

b)	The calculation shall be in accordance with the construction management fees and the manpower schedule under the Original Agreement.

(i)	The manpower from July, 2012 until October, 2012 (four months) shall continue to be calculated in accordance with the manpower schedule (total: 397 manpower days; US$250 per person per day; and the aggregate service fee during this time period shall be US$99,250).

(ii)	For the period from November 2012 until the date on which Party A notifies to restart the construction, the service fee shall be calculated in accordance with the following formula: 1 person per day times the number of days of suspended construction (value at US$250 per person per day), plus (A) the total number of days on business travel and (B) the aggregate number of days allocated among various departments. The reporting shall be actual to Party A for review.

(iii)	The period from the commencement of the construction until the completion of the construction and transfer, the service fee shall be calculated in accordance with the following formula: 2 persons per day times the number of days of construction service (value at US$250 per person per day), plus (A) the total number of days on business travel and (B) the aggregate number of days allocated among various departments. The reporting shall be actual to Party A for review.

2.	Service Fee and Payment Method

First Installment: The service fee for the period from July 2012 until end of October 2012 (four months) shall be effective upon formal signing of this Supplemental Agreement by both parties and shall be paid by Party A to Party B in the amount of US$99,250. Party B shall issue a formal receipt to Party A.

Second Installment: The service fee for the period from November 2012 until the date on which Party A notifies to restart the construction shall be calculated in accordance with Article 1 Section 2 of this Supplemental Agreement, and each time if the period accumulates to six months in full, a billing shall be made. Party B shall issue a formal receipt to Party A.

Third Installment: The service fee for the period from the commencement of the construction until the completion of the construction and transfer shall be calculated in accordance with Article 1 Section 2 of this Supplemental Agreement, and shall be paid in full upon the date of the completion of the construction and transfer. Party B shall issue a formal receipt to Party A.

3.	If the construction prolongs, the construction volume changes, and for any other reasons that cause construction design consulting workloads to increase or decrease, then both parties shall negotiate reasonable work days on the basis of USD$250 per person per day to finalize the billing.

4.	Except as otherwise agreed in the contents of this Supplemental Agreement, other relevant matters shall be in accordance with the terms and conditions of the Original Agreement.

5.	This Supplemental Agreement shall be an extension of the Original Agreement signed by both parties and shall be equally enforceable with and be a part of the Original Agreement.

Parties to this Supplemental Agreement

Party A: Diodes Technology (Chengdu) Company Limited

Legal Representative: /s/ Keh-Shew Lu

Number:

Address: No. 8 Kexin Road, Chengdu Hi-Tech Zone (West Park), Chengdu, Sichuan Province, China.

Party B: Lite-On Technology Corporation

Legal Representative: /s/ Raymon Soong

Number: 23357403

Address: 22 F., 392, Ruey Kuang Road, Neihu, Taipei 114, Taiwan, Republic of China